FANSTEEL
                            NUMBER ONE TANTALUM PLACE
                          NORTH CHICAGO, ILLINOIS 60064


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 2001

                                                                  March 21, 2001
To the Stockholders
 of Fansteel Inc.:

  Notice hereby is given that the Annual Meeting of Stockholders of Fansteel Inc. will be held at The Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, on April 25, 2001, at 10:00 a.m., for the purposes of:

  (1) Electing seven Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected;

  (2) Ratifying the appointment of Ernst & Young LLP, Certified Public Accountants, as auditors of the Company for the year ending December 31, 2001; and

  (3)     Transacting such other business as may be brought before the meeting.

  The Board of Directors has fixed the close of business on February 26, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at said meeting.

  A list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for at least ten days prior to the Annual Meeting at Number One Tantalum Place, North Chicago, Illinois 60064 for any purpose germane to such meeting, during ordinary business hours.

  STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
                                             By order of the Board of Directors,
                                                  Michael J. Mocniak
                                                       Secretary







                                  FANSTEEL INC.
                            NUMBER ONE TANTALUM PLACE
                         NORTH CHICAGO, ILLINOIS  60064



                                 PROXY STATEMENT



                             SOLICITATION OF PROXIES

  This Statement is furnished in connection with the solicitation of Proxies on behalf of the Board of Directors (the "Board") of Fansteel Inc. (the "Company") to be voted at the Annual Meeting of Stockholders, including any and all adjournments thereof, to be held on April 25, 2001.

  If the enclosed Proxy is executed and returned it will be voted in accordance with the specifications thereon, and if there are no specifications thereon, it will be voted in accordance with the proposals recommended by the Board. The only business which the Board intends to present, or knows that others will present, at the Annual Meeting is specified in the accompanying notice of the meeting. If, however, any other matters properly come before the meeting for action, it is intended that the persons named in the enclosed form of Proxy will vote the same in accordance with their best judgment on such matters.

  The enclosed Proxy may be revoked at any time, insofar as it has not been exercised, by (i) delivering to the Company's Secretary prior to the Annual Meeting written notification of such revocation, (ii) delivering to the Company's Secretary prior to the Annual Meeting a subsequently dated Proxy, or
(iii) voting in person at the Annual Meeting.

  The enclosed proxy material is being mailed to stockholders on or before March 21, 2001. The cost of preparing, assembling and mailing the enclosed proxy material will be paid by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and fax by directors, officers and employees of the Company, who will undertake such activities without additional compensation. To aid in the solicitation of proxies, the Company has retained Corporate Investor Communications, Inc. which will receive a fee for its services of $4,000 plus expenses. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common stock held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.




                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  On February 26, 2001, the record date for determination of stockholders entitled to notice of and to vote at said Annual Meeting, the Company had outstanding 8,698,858 shares of Common Stock, each of which is entitled to one vote.

  The persons owning beneficially 5% or more of the Company's outstanding Common Stock, the stock ownership of all the Officers and Directors of the Company as a group, and the stock ownership of the named executive officers as of February 26, 2001, who are not nominees for election as a director, are as follows:

                                                    Amount
     Name and Address of                         Beneficially       Percent
       Beneficial Owner                              Owned          of Class


E. P. Evans                                       1,350,262         15.52%
   c/o Fansteel Inc.
   Number One Tantalum Place
   North Chicago, IL  60064

R. S. Evans                                       1,350,262         15.52%
   c/o Crane Co.
   100 First Stamford Place
   Stamford, CT  06902

T. M. Evans, Jr.                                  1,350,262         15.52%
   c/o Fansteel Inc.
   Number One Tantalum Place
   North Chicago, IL  60064

FMR Corp.                                           869,900         10.00%
   82 Devonshire Street
   Boston, MA  02109

Dimensional Fund Advisors Inc.                      624,551          7.18%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA  90401

Royce & Associates and Charles Royce                499,700          5.74%
   1414 Avenue of the Americas
   New York, NY  10019

All Officers and Directors as a group (7 persons) 4,158,786         47.81%

R. M. McEntee, Vice President                         1,000  less than .1%
   and Chief Financial Officer
   Fansteel Inc.
   Number One Tantalum Place
   North Chicago, IL  60064

M. J. Mocniak, Vice President, General Counsel          500  less than .1%
   and Secretary
   Fansteel Inc.
   Number One Tantalum Place
   North Chicago, IL  60064





                       NOMINEES FOR ELECTION AS DIRECTORS

  Unless the stockholder has exercised the right to withhold such vote for any nominee, the persons named in the enclosed Proxy will vote in favor of the election of all of the seven nominees named below as Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected. If, as a result of circumstances not known or unforeseen, any nominee shall be unavailable to serve as a Director, Proxies will be voted for the election of such other person or persons as the Board may select. The following table sets forth pertinent information with respect to such nominees, including their principal business experience and shares of the Company's Common Stock beneficially owned by them, directly or indirectly, on February 26, 2001.

                                                   Year in
                                                    Which
                                                    First     Shares of
                                                    Became     Common
                         Principal Business        Director  Stock Owned Percent
                             Experience             of the     Benefic-     of
Name           Age       and Other Information      Company    ially      Class

E. P. Evans     59  Mr. Evans manages personal        1976     1,350,262  15.52%
                    business interests and invest-                (1)
                    ments. He was elected a direc-
                    tor of the Company in
                    September 1997. Mr. Evans
                    served as director and
                    Chairman of the Board of
                    Directors of the Company
                    from 1976 to 1983. He also
                    served as a director of the
                    Company from 1992 to 1995.
                    He is a director of HBD
                    Industries, Inc. (1)

R. S. Evans     56  Mr. Evans is the Chairman         1992     1,350,262  15.52%
                    and Chief Executive Officer of                (1)
                    Crane Co., a diversified manu-
                    facturing firm; Mr. Evans is
                    also a director of Crane Co.,
                    HBD Industries, Inc.,
                    Southdown Corporation,
                    Huttig Building Products,
                    Inc., and Hexcel Corporation.


T. M. Evans, Jr 63  Mr. Evans manages personal        1986     1,350,262  15.52%
                    business interests and invest-                (1)
                    ments.  He is a director of
                    HBD Industries, Inc.

P. J. Kalis     51  Mr. Kalis is a partner and        1996             0      0%
                    Chairman of the Management
                    Committee of the law firm
                    Kirkpatrick & Lockhart, LLP.

J. S. Petrik    71  Mr. Petrik is a retired Vice      1985         2,000    less
                    President and Director of                       (2)     than
                    Turner Broadcasting System,                             0.1%
                    Inc. From 1992 to 1996 he
                    was Consultant, New
                    Technologies, Turner
                    Broadcasting System, Inc. He
                    is a director of HBD
                    Industries, Inc.



                                                   Year in
                                                    Which
                                                    First     Shares of
                                                    Became     Common
                      Principal Business           Director  Stock Owned Percent
                        Experience                  of the     Benefic-    of
Name           Age   and Other Information         Company      ially     Class


D. C. Roof      49  From March 1997 until             2000            0      0%
                    January 2001, Mr. Roof was
                    with Heafner Tire Group,
                    Inc., a national distributor of
                    tires and related products.
                    Mr. Roof served as its Senior
                    Vice President and Chief
                    Financial Officer until May
                    1999, and thereafter as a
                    director, President and Chief
                    Executive Officer. Prior to
                    that time, Mr. Roof was
                    employed by Yale
                    International, Inc. from 1985
                    until November 1996, serving
                    from 1990 to 1996 as Chief
                    Financial Officer.

G. L. Tessitore 56  Mr. Tessitore has been            1999     104,500     1.20%
                    Chairman of the Board,                        (3)
                    President and Chief
                    Executive Officer of the
                    Company since January 26,
                    1999. From May 1997 until
                    July 1998, he was President
                    of Claricom, Inc., a privately
                    held telecommunications
                    supplier. From April 1995
                    until December 1996, he
                    served as President and
                    Chief Executive Officer and
                    a director of Yale
                    International, Inc., an indus-
                    trial products and food pro-
                    cessing firm.


  Each of the above-named persons has continuously served as a Director of the Company since the year shown in the table except that E. P. Evans' most recent term as a Director commenced in September 1997.

(1) E. P. Evans, R. S. Evans and T. M. Evans, Jr., nominees for Director, are brothers.
(2) Does not include 5,000 shares of common stock held by Diana J. Petrik, wife
of J. S. Petrik.   Mr. Petrik disclaims any beneficial interest in the shares held by his wife.
(3) Includes 100,000 restricted shares awarded by the Board of Directors pursuant to the Company's Long Term Incentive Plan on January 26, 1999; 66,667 of these shares are no longer subject to restrictions.


 During 2000 the Company retained the law firm of Kirkpatrick & Lockhart, LLP of which Mr. Kalis is a partner.

  During 2000 there were five Board meetings. Each Director attended at least 75% of the aggregate of the meetings of the Board and the meetings of Committees of which he was a member.

  Messrs. R. S. Evans (Chairman), E. P. Evans, P. J. Kalis and J. S. Petrik were members of the Compensation and Nominating Committee from January 1, 2000 through December 31, 2000. The Committee held two meetings in 2000. The function of the Committee is to review all matters relating to executive compensation. The Committee does not consider nominees recommended by securities holders.

  Messrs. P. J. Kalis (Chairman), T. M. Evans, Jr., and J. S. Petrik were members of the Audit Committee from January 1, 2000 through December 31, 2000. Mr. D. C. Roof was a member from September 27, 2000 through December 31, 2000. The Committee held two meetings during the calendar year 2000. The Board has adopted a written charter for the Audit Committee; a copy is attached hereto as Appendix A. The Committee reviews: (i) the scope and results of the audit and proposes appointment of the auditors subject to the approval of the Board and ratification of the stockholders; (ii) the Company's system of internal controls and procedures with the auditors; (iii) the rendering of non-audit services by the auditors; and (iv) the other matters described in its charter. The Board has determined that all members of the Audit Committee are independent, as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.




                          REPORT OF THE AUDIT COMMITTEE

  The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ending December 31, 2000 (the "Audited Financial Statements"). In addition the Committee has discussed with Ernst & Young LLP, the Company's independent auditors, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380), as modified or supplemented. The Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented; and the Committee has discussed with Ernst & Young LLP its independence from the Company. Based on the foregoing review and discussions and relying thereon, the Audit Committee has recommended to the Board that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ending December 31, 2000 for filing with the Securities and Exchange Commission.

This Report of the Audit Committee is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Act of 1934, except to the extent that the Company specifically requests that this Report be treated as "soliciting material" or specifically incorporates it by reference into a document filed with the Securities Exchange Commission.

P. J. Kalis, Chairman of the Committee
T. M. Evans, Jr.
J. S. Petrik
D. C. Roof




                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                           SUMMARY COMPENSATION TABLE



                                                           Long-Term
                                                          Compensation
                             Annual Compensation            Awards         All
                                                        Restric-          Other
                                                         -ted             Comp-
                                                         Stock    Stock   ensa-
Name & Principal                                        Awarded  Options  tion
   Position             Year  Salary    Bonus   Other     (1)     (2)     (3)


Gary L. Tessitore       2000 $383,273 $113,784 $45,300        0       0 $5,100
 Chairman of the Board, 1999  321,742  100,000  39,254  575,000 300,000      0
 President and Chief    1998        0        0       0        0       0      0
 Executive Officer

Michael J. Mocniak      2000  198,824   42,991  18,538        0   5,000  5,100
 Vice President,        1999  192,510   15,134   3,318        0       0  4,800
 General Counsel        1998  189,956   24,619     942        0  20,000  4,800
 and Secretary

R. Michael McEntee      2000  197,123   42,991  18,538        0   5,000  5,100
 Vice President and     1999  187,425   15,134   9,072        0       0  4,800
 Chief Financial        1998  183,924   24,619   1,912        0  20,000  4,800
 Officer

Jack W. Stawski (4)     2000   93,843        0   9,180        0       0      0
 Vice President         1999  138,750   24,052       0        0  20,000      0
 Operational & Process  1998        0        0       0        0       0      0
 Improvement


(1) Reported as dollar value of the closing market price of the Company's common stock ($5.75) on January 26, 1999, the date of grant, multiplied by 100,000, which is the number of restricted shares awarded on that date. The aggregate value of these restricted shares is $431,000 based upon the closing price of a share of common stock on the last trading day of 2000. All shares within this award will vest by January 26, 2002.

(2) Reported in number of shares.

(3) Amounts of All Other Compensation are amounts contributed or accrued for fiscal years 2000, 1999 and 1998 under the Company's Savings and Profit Sharing Plan.

(4) Mr. Stawski resigned from his position with the Company on June 9, 2000.




                        OPTION GRANTS IN LAST FISCAL YEAR

                                                             Potential Realized
                 Number of   % of Total                       Value at Assumed
                Securities    Options                           Annual Rates of
                Underlying   Granted to                           Stock Price
                 Options    Employees    Exercise   Expira-   Appreciation for
                 Granted    in Fiscal     Price      tion        Option Term
  Name            (#)         Year      ($/Share)    Date       5%         10%


Gary L.               0         0           -           -          -          -
Tessitore

Michael J.        5,000         7%       3.53    04/26/10     11,100     28,130
Mocniak (1)

R. Michael        5,000         7%       3.53    04/26/10     11,100     28,130
McEntee (1)

Jack W. Stawski       0         0           -           -          -          -


(1) The stock options were granted on April 26, 2000 and are exercisable in one-third increments on April 26, 2001, 2002 and 2003.


  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                           Number of      Value of
                                          Securities     Unexercised
                                          Underlying       In-the-
                                          Unexercised       Money
               Shares                     Options at     Options at
            Acquired on     Value           FY-End        FY-End ($)
              Exercise     Realized     (#)Exercisable/  Exercisable/
Name            (#)          ($)         Unexercisable   Unexercisable

Gary L.             0        $0          75,000/225,000       $0/$0
Tessitore

Michael J.          0         0          13,333/11,667         0/0
Mocniak

R. Michael          0         0          13,333/11,667         0/0
McEntee

Jack W.             0         0               0/0              0/0
Stawski








                               PENSION PLAN TABLE

                               Years of Service
            Remuner-
             ation        15         20         25         30         35
            $125,000   $32,039    $37,719    $43,398    $49,078    $54,757
             150,000    38,789     45,719     52,648     59,578     66,507
             175,000    44,189     52,119     60,048     67,978     75,907
             200,000    44,189     52,119     60,048     67,978     75,907
             225,000    44,189     52,119     60,048     67,978     75,907
             250,000    44,189     52,119     60,048     67,978     75,907
             300,000    44,189     52,119     60,048     67,978     75,907
             400,000    44,189     52,119     60,048     67,978     75,907
             500,000    44,189     52,119     60,048     67,978     75,907


  The Fansteel Consolidated Employee Pension (the "Plan") provides benefits to the executive officers of the Company as well as salaried and hourly employees. The annual benefit is calculated using the employee's salary, overtime pay, commissions and bonus payments as covered compensation. This covered compensation is essentially identical to the compensation reported in the Summary Compensation Table.

  The Plan provides benefits upon retirement at age 65 based upon years of service and compensation. Messrs. G. L. Tessitore, M.J. Mocniak and R.M. McEntee have 2, 18 and 21 years of credited service, respectively, under the Plan.

  Annual pension benefits payable under the Plan, at age 65, based on an annuity for ten years certain and for life thereafter, are equal to 1.8% of the employee's average annual compensation for each of his first 15 years of credited service, plus 1.0% of his average annual compensation for each year of credited service after the 15th year less .325% of the lesser of the employee's average compensation for the three years prior to retirement or the average of the taxable wage basis under the Social Security Act for each calendar year during the 35-year period ending with the year the employee attains Social Security retirement age multiplied by the lesser of the employee's actual years of credited service or 35. The amounts in the table have been reduced by the offset.

  The standard arrangement with the Directors provides for Directors' fees in the amount of $20,000 per year, $500 per board meeting attended, $1,000 per committee meeting attended and $3,000 per year for serving as a committee chairman.

  All decisions regarding executive compensation are made by the entire Board. Any officer and employee of the Company who was a member of the Board participated in deliberations of the Board during the last completed fiscal year concerning executive officer compensation.



         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
                             COMPENSATION DECISIONS

  During 2000 the Company retained the law firm of Kirkpatrick & Lockhart LLP of which Mr. Kalis is a partner. Mr. Kalis was a member of the Compensation and Nominating Committee during 2000.

             REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE ON
                             EXECUTIVE COMPENSATION


  The Compensation and Nominating Committee of the Company reviews all matters relating to executive compensation and reports its actions and recommendations to the Board of Directors.

  The Company's policy on executive officer compensation is to provide compensation which enables the Company to attract and retain a highly qualified complement of executive officers who will enhance shareholder value by optimizing the profitability of the Company's manufacturing operations and maintaining sound, conservative fiscal policies. The Company's compensation package for 2000 consisted of three parts: base salary, a potential annual bonus and equity-related compensation.

  Base Salary. Base salaries are set near the median for similarly-sized businesses competing in the same or similar industries as the Company. The sources of comparisons are publications dealing with executive compensation.
The information reported in those publications does not usually reveal the identity of the companies which are the subject of the reports. The companies which are the basis of that information, accordingly, are not necessarily those which comprise the peer group for comparison of shareholder returns. By setting salaries at a median level, the Company believes that it can attract and retain the caliber of executive officer desired.

  Incentive Compensation. The executive officers participate in a bonus plan which is designed to strengthen the performance-related nature of the Company's incentive compensation program by providing a formal and objective plan structure and tying incentive pay to performance measures that closely reflect stockholders' interests. The plan is based upon improvement in economic value added ("EVA"*). EVA is the difference between the return on capital and the cost of that capital multiplied by the amount of capital invested. The key factors utilized in calculating bonuses under the plan are the Company's cost of capital, return on capital, capital employed, and net operating profit after tax.

  Under the plan, the Committee determines the portion of an available bonus pool which would be paid to executive officers. The total amount of the available pool is calculated by comparing the current year's EVA with the prior year's EVA. If the prior year's EVA was negative, the bonus pool will be 15% of the difference. If the prior year's EVA was positive, the bonus pool will be 10% of the difference plus 6% of any positive EVA. The portion of the bonus pool awarded by the Committee to an executive officer will be added to an accrual account for such executive officer and one-third of the account balance will be paid to him in cash. The accrual account balance can be reduced for years in which there is a decline in EVA. The Committee will determine each executive officer's award from the bonus pool based upon his relative performance for the year as well as his relative performance compared to the other officers.

  Equity-Related Compensation. The Company established the Long-Term Incentive Plan in 1998. The plan is designed to enable the Company to offer competitive equity-based compensation packages to executives, provide the Company flexibility in designing equity-based compensation programs to suit current needs and offer a vehicle for other compensation programs. In determining the size of the stock option grants, the Compensation Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and the number of shares owned by the officer or which continue to be subject to vesting under
outstanding options.   Two officers other than the Chief Executive Officer were
each granted an award of 5,000 Incentive Stock Options on April 26, 2000 in order to recognize their contribution to the Company's performance in 1999 and to increase the total number of their options to be more consistent with the average of the peer group for similar executive positions. In 2000 these were the only awards under the Long Term Incentive Plan to officers.

  Chief Executive Officer Compensation. G. L. Tessitore was elected as the Company's Chairman of the Board, President and Chief Executive Officer on January 26, 1999. Mr. Tessitore's compensation was set by the Company at a level determined to be necessary to attract an individual with the requisite background and capabilities to serve as Chief Executive Officer. A significant portion of Mr. Tessitore's compensation is related to the Company's performance as evidenced by the large component of equity compensation. Mr. Tessitore's annual base salary was increased on April 26, 2000 by 14% to $400,000 based upon his performance related to improving the effectiveness of the Company's operations and in order to maintain his base salary at a level comparable to businesses with similar revenues and earnings. Upon employment by the Company, Mr. Tessitore was granted 100,000 shares of restricted stock vesting in three equal annual installments and 300,000 non-qualified options for the Company's common stock vesting in four equal annual installments. The first installment of each of those grants vested in 2000. Mr. Tessitore was awarded $131,784 pursuant to the bonus plan based on the Company's EVA performance in 2000.

  Other Matters. The Company does not anticipate that it will be affected in the future by Section 162(m) of the Internal Revenue Code, which imposes an annual limit of $1,000,000 per person on the federal income tax deduction for executive compensation. If the Company should determine that this limitation might impact the Company, the Company would likely take the necessary steps to bring its compensation programs into compliance with Section 162(m) so that non-deductibility would be avoided.

R. S. Evans, Chairman of the Committee
E. P. Evans
P. J. Kalis
J. S. Petrik

  The Company compares its total shareholder return in the following performance graph with the MG Industry Group 611 - Aerospace Components as well as the MG Industry Group 626 - Metals Fabrication in order to provide a better measure of the overall business of the Company because its sales are concentrated in both categories.




Note: Performance graph submitted in paper format under cover of Form SE.








                AGREEMENT CONCERNING SIGNIFICANT OWNERSHIP EVENT

 The three current officers named in the summary compensation table are each a party to an agreement (the "Agreement" or "Agreements") providing severance protection following a Significant Ownership Event. The purpose of the Agreement is to reenforce and encourage the officers to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change in control. These Agreements provide that each officer is entitled to certain benefits (the "Severance Benefits") in the event that a Significant Ownership Event, as the term is defined in the Agreement, shall occur and, within two years after the Significant Ownership Event, either of the following shall occur: (i) an involuntary termination of the officer's employment with the Company without Cause as that term is defined in the Agreements; or (ii) a voluntary termination of the officer's employment with the Company for Good Reason, as that term is defined in the Agreements.

  The Severance Benefits include: (i) a lump sum severance payment within thirty days of the effective date of termination equal to 2.99 times the sum of his annual salary and average bonus; (ii) a payment equal to the officer's unpaid salary, accrued but unused vacation pay and earned but unpaid bonuses, all other cash entitlements through the effective date of termination; and
(iii) an amount equal to the aggregate amount of matching contributions that would be credited to the officer under the Fansteel Savings and Profit Sharing Plan for the three years following the effective date of termination. In addition, for a period of eighteen months, the Company must continue to provide all welfare benefits, including medical, dental, vision, life and disability benefits pursuant to plans under which the officer and/or his family were entitled to participate at the same levels and same costs to the officer as existed at the date of the Significant Ownership Event.

  The Agreements between the Company and Messrs. Mocniak and McEntee provide for certain limitations on payments by the Company to avoid imposition of the golden parachute tax set forth in Section 4999 of the Internal Revenue Code. The Agreement between the Company and Mr. Tessitore provides that if any economic benefit or payment or distribution by the Company to or for the benefit of Mr. Tessitore whether paid or payable or distributable pursuant to the terms of the Agreement or otherwise (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or by any special tax of any state or municipality or subdivision thereof which is in addition to the generally applicable income tax of such entity, together with interest and penalties thereon (collectively the "Excise Tax"), then Mr. Tessitore shall be entitled to an additional payment (a "Gross-Up-Payment") in an amount such that after payment by Mr. Tessitore of the Excise Tax, including any Excise Tax imposed upon the Gross-Up-Payment, Mr. Tessitore retains an amount of the Gross-Up-Payment equal to the Excise Tax imposed on the Payments.











                              SELECTION OF AUDITORS

  The Board, upon recommendation of the Audit Committee, favors ratification of the appointment of Ernst & Young LLP, Certified Public Accountants, as auditors for the Company for the year ending December 31, 2001. Representatives of Ernst & Young LLP are expected to attend the meeting; they will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

  The stockholders are being asked to vote on the selection of Ernst & Young LLP and that the stockholders vote FOR that proposal.


                                   AUDIT FEES

  The aggregate fees billed by Ernst & Young LLP, the Company's sole auditor, for professional services rendered for the audit of the Company's Annual Financial Statements for the year ending December 31, 2000 and the reviews of the financial statements included in the Company's Form 10-Q for the year ending December 31, 2000 were $337,300.


          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

  The Company paid no fees to Ernst & Young LLP for professional services related to system design as described in 17 CFR 210.2-01(c)(4)(ii) during the most recent fiscal year.


                                 ALL OTHER FEES

  The aggregate fees billed to the Company by Ernst & Young LLP, other than fees described in the two preceding paragraphs, were $107,450.

  The Audit Committee has considered whether the provision of the services described in the two preceding paragraphs is compatible with maintaining Ernst & Young LLP's independence.

                              STOCKHOLDER PROPOSALS

  In the event a stockholder desires to make a proposal for inclusion in the Proxy Statement for the Company's Annual Meeting scheduled for April 17, 2002, the proposal must be submitted to the Secretary of the Company by November 21, 2001. Any proposal to be presented at next year's Annual Meeting, other than pursuant to inclusion in the Proxy Statement, will be deemed untimely, and therefore will not be acted upon at the meeting, unless the Company has received notice of such proposal by March 10, 2002.


                           VOTE REQUIRED FOR APPROVAL

  Abstentions may be specified only as to the proposal to approve the selection of the auditors. Under the rules of the New York Stock Exchange, Inc., brokers holding shares for customers have authority to vote on certain matters even if they have not received instructions from the beneficial owners, but do not have such authority as to certain other matters (so called "broker non-votes"). Brokers holding shares for customers may vote without specific instructions from beneficial owners as to the election of directors and the selection of auditors.

  Directors will be elected by a plurality vote of the holders of shares of Common Stock present in person or represented by Proxy and entitled to vote at the Annual Meeting. Votes may be cast in favor or withheld, and the seven persons receiving the highest number of favorable votes will be elected. Approval of the selection of auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by Proxy and cast at the Annual Meeting.

  Stockholders who do not expect to attend the meeting in person are urged to vote, date, sign and return the enclosed Proxy in the enclosed self-addressed envelope, which requires no postage if mailed in the United States.

                                  By order of the Board of Directors,

                                             G. L. Tessitore
                                    Chairman of the Board, President
                                        and Chief Executive Officer

March 21, 2001
















                                   APPENDIX A

                                  FANSTEEL INC.
                            AUDIT COMMITTEE CHARTER

Organization

  The audit committee of the board of directors shall be comprised of at least three directors who are independent of management and the Company. Members of the audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company as specified in Rule 303.01 of the New York Stock Exchange. All audit committee members will be financially literate and at least one member will have accounting or related financial management expertise. The determination of the independence of a director and his or her qualifications to serve as a member of the audit committee shall be determined by the board of directors in its business judgement.

Statement of Policy

  The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

Responsibilities

  In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

  In carrying out these responsibilities, the audit committee will:

o Obtain the full board of director's approval of this Charter and review and reassess this Charter as conditions dictate and at least annually.

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

o Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

o Review and concur with management's appointment, termination, or replacement of the director of internal audit.

o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review Company policy statements to determine their adherence to the applicable laws and regulations.

o Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

o Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

o Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

o Review the financial statements and management's discussion and analysis contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

o Discuss with the independent auditors the matters required to be discussed by SAS 61, in order to provide the Audit Committee with additional information regarding the scope and results of the audit that may assist the Audit Committee in overseeing the financial reporting and disclosure process for which management is responsible. The general topics to be covered in this communication are:

     o The independent auditors' responsibility under generally accepted auditing standards;
     o    Significant accounting policies employed by the Company;
     o Management's judgments and estimates used in preparing the financial statements;
     o    Significant audit adjustments;
     o Other information in documents containing audited financial statements;
     o    Disagreements between the independent auditors and management;
     o    Any consultation by management with other accountants;
     o Any major issues discussed by the independent auditors with management prior to retention; and
     o Any serious difficulties encountered by the independent auditors in performing the audit.

o Provide sufficient opportunity for the internal and independent auditors to each meet separately with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

o Report the results of the annual audit to the board of directors and recommend whether or not the audited financial statements should be included in the Company's Annual Report on Form 10-K. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions.

o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action in response to the auditor's report to satisfy itself of the outside auditor's independence.

o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.